Rule 424 (b) (3)
Registration No. 333-177949
CUSIP #:63743HEG3

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Senior Debt Securities	$250,000,000.00	$34,100.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)	The amount in this column has been transmitted to the SEC in connection with the securities offered by means of this pricing supplement.

TRADE DATE: 5/21/2013
SETTLEMENT DATE: 5/29/2013
PRICING SUPPLEMENT NO. 6034 DATED May 21, 2013
TO PROSPECTUS SUPPLEMENTAL DATED November 17, 2011
AND BASE PROSPECTUS DATED November 14, 2011

NATIONAL RURAL UTILITES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue

Floating Rates Notes

Principal Amount:	$250,000,000.00

Issue Price:	100% of Principal Amount

Original Issue Date:	5/21/2013

Maturity Date:	5/27/2016

Initial Interest Rate:	Determined as if the Original Issue Date was an Interest Reset Date

Base Rate:	USD LIBOR

Spread:	Plus 25 basis points

Index Maturity	3 month

Interest Payment Dates:	February 29, May 29, August 29, and November 29, and the maturity date, commencing August 29, 2013

Interest Reset Dates:	February 29, May 29, August 29, and November 29

Payment at Maturity:	The payment at maturity will be 100% of the Principal Amount plus accrued and unpaid interest, if any

Redemption Date:	None

Agent’s Discount or Commission:	0.15%

Agents(s)	KeyBanc Capital Markets Inc., PNC Capital Markets LLC

Capacity:	Agent

Form of Note:	Book-Entry
(Book-Entry or Certificated)

Other Terms:	None

Medium-Term Notes, Series C may be issued by the Company in an unlimited aggregate principal amount.